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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: November 18, 1998
                                      ------------------

                            NEW ERA OF NETWORKS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                State of Delaware
                                -----------------
                 (State or other jurisdiction of incorporation)


              000-22043                                  84-1234845
              ---------                                  ----------
       (Commission File Number)              I.R.S. Employer Identification No.

 7400 East Orchard Rd., Englewood, CO                       80111
 ------------------------------------                       -----
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (303) 694-3933

       (Former name or former address, if changed since last report): N/A


                              ---------------------

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ITEM 2.  ACQUISITIONS OR DISPOSITION OF ASSETS

         As previously disclosed in a Current Report on Form 8-K, filed on October 14, 1998, New Era of Networks, Inc., a Delaware corporation (the "Company"), acquired all the outstanding capital stock of Century Analysis Incorporated, a California corporation ("CAI") by means of a Share Acquisition Agreement (the "Agreement") by and among CAI, the shareholders of CAI, and the Company that was effective September 1, 1998. The total purchase price was $23.0 million cash and 440,031 shares of the Company's common stock. An additional 195,569 shares of the Company's common stock are issuable contingent on CAI meeting certain post-acquisition performance criteria. The description contained in this Item 2 is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2 to the Form 8-K.

         Of the 440,031 shares of the Company's common stock used as consideration in the acquisition, 119,786 shares were placed into escrow, to be held as security for any losses incurred by the Company in the event of certain breaches of the representations and warranties covered in the Agreement. Pursuant to the Agreement, the Company also agreed to assume all options outstanding under CAI's option plan. The Company used existing cash and cash equivalent balances to fund the cash portion of the purchase price.

         The consideration paid by the Company for the outstanding capital stock of CAI was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of CAI, including valuations of comparable companies and the operating results of CAI.

         The financial statements of CAI and the pro forma financial information relating to the acquisition, required to be filed in connection with the acquisition pursuant to Items 7(a) and (b) of Form 8-K, are included herewith. The unaudited pro forma statements of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 give effect to the CAI acquisition as if it had been consummated at the beginning of the earliest period presented (January 1, 1997). Such unaudited pro forma financial data should be read in conjunction with the notes thereto. The unaudited pro forma statements of operations do not purport to represent what the Company's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and represent, in the Company's opinion, all adjustments necessary to present fairly the following unaudited pro forma financial data.

         A pro forma balance sheet has not been included as the assets and liabilities of CAI were consolidated in the September 30, 1998 balance sheet of the Company reported on the Registrant's quarterly report on Form 10-Q filed on November 16, 1998.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  The financial statements of the business acquired.

                Century Analysis Incorporated:

                Financial Statements for the years ended December 31, 1997 and 1996 and Independent Auditors' Report

                Financial Statement for the eight months ended
                August 31, 1998 (unaudited).


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         (b) Pro forma financial information.

                New Era of Networks, Inc.:

                Pro Forma Statement of Operations,
                  Nine months ended September 30, 1998 (unaudited)

                Pro Forma Statement of Operations,
                  Year ended December 31, 1997 (unaudited)

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEW ERA OF NETWORKS, INC.



                                         /s/ STEPHEN E. WEBB
                                         ----------------------------------
                                         Stephen E. Webb, Senior Vice
                                         President and Chief Financial Officer

                                         Date: November 18, 1998
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                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
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
99(a)     Financial Statements of the Business Acquired

99(b)     Pro Forma Financial Information